 Exhibit 16.1

Imowitz Koenig & Co. LLP
Certified Public Accountants

November 1, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:     New Generation Biofuels Holdings, Inc.
File No. 001-34022

Dear Sir or Madam:

We have read Item 4.01 of Amendment No. 1 to the Current Report on Form 8-K of New Generation Biofuels Holdings, Inc. dated October 16, 2009, and agree with the statements concerning our firm contained therein.

/s/ Imowitz Koenig & Co. LLP

Imowitz Koenig & Co. LLP
New York, NY